SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
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ZAP.COM CORPORATION

(Name of Registrant as Specified in Its Charter)
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PROPOSAL 1
BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2
PRINCIPAL ACCOUNTANT FEES AND SERVICES
HOUSEHOLDING
OTHER MATTERS

April 24, 2005
100 Meridian Centre, Suite 350
Rochester, New York 14618
To Our Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders of Zap.Com Corporation, to be held on June 16, 2006, at 10:30 a.m. local time, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424. At the meeting, we will consider those matters described in the accompanying notice of annual meeting of stockholders, report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2005 containing financial statements preceded or accompanies this mailing.
      We appreciate your continued interest in Zap.Com.

Sincerely,

Avram A. Glazer ,
President and Chief Executive Officer

ZAP.COM CORPORATION
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2006
To the Stockholders of Zap.Com Corporation:
      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Zap.Com Corporation, a Nevada corporation (“Zap.Com” or the “Company”), will be held at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424, on June 16, 2006 at 10:30 a.m. local time, for the following purposes:

1. To elect a director;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
      The Board of Directors has set the close of business on April 18, 2006 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed following the record date. A list of such stockholders will be available during normal business hours at the offices of the Company for inspection at least ten days prior to the Annual Meeting. A copy of the Annual Report of the Company’s operations during the year ended December 31, 2005 and Zap.Com’s Information Statement accompanies this notice.
      Stockholders are cordially invited and encouraged to attend the Annual Meeting in person.

By Order of the Board of Directors,

Avram A. Glazer,
President and Chief Executive Officer
Rochester, New York
April 24, 2006

ZAP.COM CORPORATION
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000
INFORMATION STATEMENT
       This Information Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished to the stockholders of Zap.Com Corporation (“Zap.Com” or the “Company”) by the Board of Directors in connection with the Annual Meeting of Stockholders to be held on June 16, 2006 at 10:30 a.m. local time, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424, and at any adjournments thereof (the “Annual Meeting”).
      It is contemplated that this Information Statement will first be mailed to Zap.Com stockholders on or about April 28, 2006. We are not asking you for a proxy and you are requested not to send a proxy.
      The principal executive offices of the Company are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618; telephone (585) 242-2400.
Matters to be Considered at the Annual Meeting
      At the Annual Meeting, including any adjournment(s) thereof, the stockholders of Zap.Com will be asked to consider and vote upon the election of a director, and the other proposals summarized in the attached Notice of Annual Meeting. The proposals are described in more detail in this Information Statement. The Board knows of no other matters that are likely to be brought before the Annual Meeting.
Record Date; Outstanding Shares
      The Board of Directors of the Company has fixed the close of business on April 18, 2005 (the “Record Date”) as the date for the determination of stockholders who are entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. As of the Record Date, the Company’s issued and outstanding capital stock consisted of 50,004,474 shares of common stock, par value $.001 per share (the “Common Stock”), which was held by approximately 1,400 holders of record. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval. The Common Stock is the Company’s only outstanding class of stock as of the date of this Information Statement. As of the date of this Information Statement, Zapata Corporation (“Zapata”) holds 48,972,258 shares of Zap.Com common stock, or approximately 98% of Zap.Com’s outstanding Common Stock. Accordingly, Zapata will be able to determine the outcome of the director election and each proposal to be presented at the Annual Meeting. Zapata has informed Zap.Com that it intends to vote in accordance with the Board’s recommendations on all proposals to be presented at the Annual Meeting.
Quorum; Abstentions and Non-Votes; Vote Required
      The presence at the meeting, in person or by proxy, of the holders of a majority of the Company’s outstanding shares of voting stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned or postponed for a period of not more than 30 days at any one time, until a quorum is in attendance.
      With respect to the election of directors, the nominee receiving the highest number of affirmative votes will be elected to the Board of Directors. The affirmative vote of a majority of the shares of Common Stock voted at the Annual Meeting will be necessary to approve the grant of stock options to our President and Chief Executive Officer, to ratify the Board’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the independent auditors.
The date of this Information Statement is April 24, 2006

PROPOSAL 1
ELECTION OF DIRECTOR
      Pursuant to the Company’s Restated Articles of Incorporation (the “Restated Articles”) and By-Laws, the size of the Board is currently set at one director. Avram Glazer is the sole director.
      The Director will be elected by a plurality of the votes cast for director nominees at the Annual Meeting.
      Mr. Glazer has nominated himself to serve for a one year term or until his successor is duly qualified or elected. Mr. Glazer, age 45, has served as the sole director and President and Chief Executive Officer of Zap.Com since its formation in April 1998. Mr. Glazer also serves as Chairman of the Board, President and Chief Executive Officer of Zapata Corporation (NYSE: ZAP) which as of the date of this Information Statement holds of record and beneficially approximately 98% of the Company’s outstanding common stock. Mr. Glazer has served as President and Chief Executive Officer of Zapata since March 1995 and as Chairman of the Board since March 2002. He is also Chairman of the Board and a director of Omega Protein Corporation (NYSE: OME), Zapata’s majority-owned subsidiary, and until December 2005 was the Chairman of the Board of Directors of Safety Components International, Inc. (OTCBB: SAFY), Zapata’s former majority-owned subsidiary. He served in these capacities with Omega Protein and Safety Components since January 1998 and January 2004, respectively. Since June 2005, Mr. Glazer has also served on the Board of Directors of Manchester United, an English football club.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE AS DIRECTOR.
Board of Directors and Committees of the Board
      During 2005, the Board of Directors met once and acted by written consent once.
      Zap.Com’s Board of Directors does not presently maintain any committees since the Board only consists of one director. Upon expansion of the size of the Board to three or more directors, the By-Laws require that two standing committees of the Board of Directors be activated: the audit committee and the compensation committee, each comprised of two or more directors. The members of these committees will be appointed following the expansion of the Board to three or more directors.
      The primary purpose of the audit committee will be to (1) select the firm of independent auditors that will audit Zap.Com’s financial statements, (2) discuss the scope and the results of the audit with the auditors and (3) review Zap.Com’s financial accounting and reporting principles. The audit committee will also examine and discuss the adequacy of Zap.Com’s financial controls with the independent auditors and with management.
      The functions of the compensation committee will be to review, approve and recommend to the Board of Directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer Zap.Com’s 1999 Long-Term Incentive Plan.
      Zap.Com’s Board of Directors currently performs the functions of the audit committee. The Board of Directors does not have a “financial expert”. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.
      The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. The Board of Directors identifies and evaluates nominees for director. Since the Company only has limited operations at this time and the Board of Directors only consists of one director, the Board of Directors has not adopted a policy regarding the consideration of stockholder recommendations for nominations or any formal procedures for stockholders to recommend nominations. The Board of Directors will, however, consider stockholder recommendations. Such recommendations should be addressed to Avram Glazer, President and Chief Executive Officer, at the Company’s principal executive offices.

      For the reasons discussed in the previous paragraphs, the Board of Directors has not established a formal process for stockholders to send communications to the Board of Directors. Additionally, the Board of Directors has not implemented a formal policy regarding director attendance at the Annual Meeting. Last year the Company’s sole director did not attend the Annual Meeting.
Director Compensation
      Each director who is not an employee of Zap.Com may be compensated for serving as a director at a set dollar amount to be determined by the Board. In addition, each new non-employee director may upon joining the Board, be granted options under the Zap.Com 1999 Long-Term Incentive Plan to purchase shares of Zap.Com Common Stock at the fair market value for the shares. The Board will determine the number and terms of the options to be granted to the new director. The sole director did not receive any compensation in his capacity as such for 2005.
Family Relationships
      There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other persons under which that person was selected to serve as a director or officer.
Executive Officers
      The Company’s officers serve at the pleasure of the Board of Directors. The following table sets forth information concerning the executive officers of Zap.Com as of the date of this Information Statement:

Name	Age	Position

Avram A. Glazer	45	President and Chief Executive Officer
Leonard DiSalvo	47	Vice President — Finance and Chief Financial Officer
Gordon E. Forth	44	Secretary
      Leonard DiSalvo, age 47, has served as Zap.Com’s Vice President — Finance and Chief Financial Officer since April 1999. Mr. DiSalvo also serves as Zapata’s Vice President — Finance and Chief Financial Officer, a position he has held since joining Zapata in September 1998. He is also a director of Omega Protein Corporation (NYSE: OME), Zapata’s majority-owned subsidiary, and until December 2005 was a director and Chairman of the Compensation Committee of Zapata’s former majority-owned subsidiary, Safety Components International, Inc. (OTCBB: SAFY), a position he held since January 2004. Mr. DiSalvo has over 20 years of experience in the areas of finance and accounting. Mr. DiSalvo served as a finance manager for Constellation Brands, Inc., a national manufacturer and distributor of wine, spirits and beer since 1996. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo is a Certified Public Accountant.
      Gordon E. Forth, age 44, has served as Zap.Com’s Secretary since April 1999. Mr. Forth also serves as Zapata’s secretary. Mr. Forth is a partner of Woods Oviatt Gilman LLP, a Rochester, New York based law firm, which provides legal services to both Zapata and Zap.Com. Mr. Forth has practiced law at Woods Oviatt Gilman since 1987.
Code of Business Conduct and Ethics
      The Company has adopted a Code of Ethics and Business Conduct that applies to all of the Company’s directors and key employees, including the Company’s principal executive officer, principal accounting officer or controller or persons performing similar functions. The Company will provide without charge, upon request, a copy of the Code of Business Conduct and Ethics. Anyone wishing to obtain a copy should write to Zap.Com Corporation Investor Relations, 100 Meridian Centre Suite 350, Rochester, NY 14618.

EXECUTIVE COMPENSATION
      Zap.Com presently has no employment agreements with its officers or other key employees. A portion of the cost of the compensation of Zap.Com’s executives who are also employed by Zapata are allocated to Zap.Com under a services agreement between Zapata and Zap.Com. Zap.Com has not reimbursed Zapata for those costs, but has recognized these amounts as additional capital contributions from Zapata. These costs were based upon an estimate of the amount of time devoted by those employees to the operation and affairs of each corporation.
      None of the Company’s executive officers received annual compensation in excess of $100,000 during any of the last three completed fiscal years. Mr. Glazer serves as Chairman of the Board, President and Chief Executive Officer of Zapata and as President and Chief Executive Officer of Zap.Com. Zap.Com recognized approximately $6,000, $6,000 and $4,000 as contributed capital from Zapata Corporation for Mr. Glazer’s annual salary for 2005, 2004 and 2003, respectively, under its services agreement with Zapata. No amounts of Mr. A. Glazer’s bonuses were allocated to Zap.Com.
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities
	Fiscal				Underlying
Name and Principal Position	Year	Salary($)		Bonus($)	Options(#)

Avram A. Glazer, President and Chief Executive Officer	2005	$—	(1)	—	—
	2004	—	(1)	—	365,000
	2003	—	(1)	—	—

(1)	Mr. Glazer serves as Chairman of the Board, President and Chief Executive Officer of Zapata and as President and Chief Executive Officer of Zap.Com. Zap.Com recognized approximately $6,000, 6,000, and $4,000 as contributed capital from Zapata Corporation for Mr. Glazer’s annual salary for 2005, 2004 and 2003, respectively, under its shared services agreement with Zapata. No amounts of Mr. A. Glazer’s bonuses were allocated to Zap.Com.
Option Grants Last Fiscal Year
      No stock options were granted by Zap.Com to its named executive officers in the last fiscal year.
      The following sets forth, for each of the named executive officers, options exercised and the number and value of securities underlying unexercised options held by the Named Officers as of the end of 2005.
Aggregated Options Exercises and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options At Fiscal Year-End		In-the-Money Options
	Acquired	Value			At Fiscal Year-End
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable/Unexercisable(1)

Avram A. Glazer	—	—	121,666	243,334	$10,950/$21,900
Leonard DiSalvo	—	—	33,333	66,667	$3,000/$6,000

(1)	Based on the closing price on the NASD OTC Bulletin Board for Zap.Com’s Common Stock on December 31, 2005 of $0.17.
1999 Long-Term Incentive Plan
      The 1999 Long-Term Incentive Plan was approved by Zap.Com’s Board and Zapata as Zap.Com’s sole stockholder in April 1999, and amended in January 2006. Pursuant to the plan, awards may be made to existing and future officers, other employees, consultants and directors of Zap.Com from time to time. The

1999 Incentive Plan is intended to promote the long-term financial interests and growth of Zap.Com by providing employees, officers, directors and consultants of Zap.Com with appropriate incentives and rewards to enter into and continue in the employ of, or their relationship with, Zap.Com and to acquire a proprietary interest in the long-term success of Zap.Com; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.
      Zap.Com’s Board, or upon formation, the compensation committee (both of which are referred to below as the “committee”), makes awards under the 1999 Incentive Plan from among those eligible persons who hold positions of responsibility and whose performance, in the judgment of the committee, has a significant effect on Zap.Com’s success.
      Under the 1999 Incentive Plan, 3,000,000 shares of Common Stock are available for awards. The 1999 Incentive Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards, cash awards, or other rights or interests. Stock options may be incentive stock options that comply with Section 422 of the Code. Future allocation of awards under the 1999 Incentive Plan is not currently determinable as the allocation is dependent upon future decisions to be made by the committee in its sole discretion, and the applicable provisions of the 1999 Incentive Plan.
      The exercise price of any stock option may, at the discretion of the committee, be paid in cash or by surrendering shares or another award under the 1999 Incentive Plan, valued at fair market value on the date of exercise or any combination of cash or stock.
      Stock appreciation rights are rights to receive, without payment to Zap.Com, cash or shares of Zap.Com Common Stock with a value determined by reference to the difference between the exercise or strike price of the stock appreciation rights and the fair market value or other specified valuation of the shares at the time of exercise. Stock appreciation rights may be granted in tandem with stock options or separately.
      Stock awards may consist of shares of Zap.Com Common Stock or be denominated in units of shares of Common Stock. A stock award may provide for voting rights and dividend equivalent rights.
      The committee may specify conditions for awards, including vesting service and performance conditions. Vesting conditions may include, without limitation, provision for acceleration in the case of a change-in-control of Zap.Com, vesting conditions and performance conditions, including, without limitation, performance conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth measures or rates.
      An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award.
      An award may provide for a tax gross-up payment to a participant if a change in control of Zap.Com results in the participant owing an excise tax or other tax above the rate ordinarily applicable, due to the parachute tax provisions of Section 280G of the Code or otherwise. The gross-up payment would be in an amount so that the net amount received by the participant, after paying the increased tax and any additional taxes on the additional amount, would be equal to that receivable by the participant if the increased tax were not applicable.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.
      Directors, officers and greater than 10% stockholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and certain written representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the

Company’s Common Stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the recent fiscal year.
Compensation Committee Interlocks and Insider Participation
      The Board of Directors of Zap.Com has no compensation committee, or other board committee performing equivalent functions. Decisions concerning the compensation of Zap.Com executives, Avram Glazer and Leonard DiSalvo are made by the Compensation Committee of the Board of Directors of Zapata Corporation. The Board of Directors of Zap.Com is comprised only of Avram Glazer, Zap.Com’s President and Chief Executive Officer. No compensation for service to Zap.Com was paid to Mr. Glazer or Mr. DiSalvo for the last fiscal year.
BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
      No compensation or bonuses were paid by the Company to its executive officers in 2005. In 2004, the Board awarded options to its executive officers following the expiration of previously granted options under their original five-year term. The Board has followed executive compensation policies designed to provide incentives to its executives to focus on both Zap.Com’s current and long-term goals, with an overriding emphasis on the ultimate objective of enhancing stockholder value. The Company’s executive compensation program has been comprised of cash and equity-based incentives, which recognize individual achievement and encourage executive loyalty and initiative. The Board considers equity ownership to be an important factor in providing executives with a closer orientation to the Company and its stockholders. Accordingly, the Board has granted options to purchase Common Stock pursuant to Zap.Com’s 1999 Long-Term Incentive Plan.
      Base salaries for our executives have been established on a case-by-case basis by the Board, based upon the executive’s level of responsibility, prior experience, breadth of knowledge, and salary requirements. The Board has granted stock options upon hiring or based upon subjective considerations as to an executive’s contribution or potential contribution to the Company. Other benefits offered to executives have been generally the same as those offered to Zap.Com’s other employees.

Respectfully submitted,

Avram A. Glazer,
Director

STOCKHOLDER RETURN PERFORMANCE GRAPH
      The Commission requires a five-year comparison of the cumulative total return of the Company’s Common Stock with that of (1) a broad equity market index and (2) a published industry or line-of-business index, or index of peer companies with similar market capitalization. Pursuant to the Commission’s rules, the graph presented below includes comparisons of the performance (on a cumulative total return basis) of the Company’s Common Stock with the Russell 2000 Index and the RDG Internet Index.
      The stock price performance on the following graph does not necessarily indicate of future performance. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Information Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and it shall not otherwise be deemed filed.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ZAP.COM CORPORATION, THE RUSSELL 2000 INDEX
AND THE RDG INTERNET COMPOSITE INDEX

	Cumulative Total Return

	12/00	12/01	12/02	12/03	12/04	12/05

ZAP.COM CORPORATION	100.00	50.67	10.67	42.67	21.33	45.33
RUSSELL 2000	100.00	102.49	81.49	120.00	142.00	148.46
RDG INTERNET	100.00	71.10	52.05	73.79	81.57	80.12

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Zapata Corporation
      Since its inception, Zap.Com has utilized the services of Zapata’s management and staff under a shared services agreement that allocated these costs on a percentage of time basis. Zap. Com also subleases its office space in Rochester, New York from Zapata. Under the sublease agreement, annual rental payments are allocated on a cost basis. Zapata has waived its rights under the shared services agreement to be reimbursed for these expenses since May 1, 2000. For the year ended December 31, 2005, approximately $13,000 was recorded as contributed capital for these services.
Other
      Gordon E. Forth, who serves as corporate secretary of Zap.Com, is a partner at Woods Oviatt Gilman LLP, which acts as counsel to Zap.Com and Zapata. Mr. Forth also serves as corporate secretary to Zapata.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table indicates the number of shares of Common Stock owned beneficially as of April 18, 2006 by:

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock,

•	each director,

•	each named executive officer, and

•	all directors and executive officers as a group.
      Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.
      The following calculations are based upon the shares of the Company’s common stock issued and outstanding on April 18, 2005 plus the number of such shares of common stock outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of the Company’s common stock subject to options exercisable within 60 days of April 18, 2005 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.
Shares Beneficially Owned

		Percent of
Name and Beneficial Owner	No. of Shares	Ownership

Zapata Corporation(1)(2)	48,972,258	97.9%
Avram Glazer(3)(4)	171,666	*
All executive officers and directors as a group (3 persons)	208,332	*

*	Represents ownership of less than 1.0%

(1)	Zapata’s address is 100 Meridian Centre, Suite 350, Rochester, New York 14618. As a result of this ownership, Zapata controls Zap.Com. Malcolm Glazer, through an entity he owns and controls, owns beneficially and of record approximately 51% of Zapata’s outstanding common stock and, by virtue of that ownership, Malcolm Glazer may be deemed to control Zapata and, therefore, to beneficially own the Zap.Com securities held by Zapata. Mr. Glazer disclaims any beneficial ownership of Zap.Com’s common stock beneficially owned by Zapata.

(2)	Zap.Com has registered 1,000,000 shares of Zap.Com common stock held by Zapata for resale on a shelf basis under a separate registration statement. These figures are subject to change if Zapata sells any of these shares.

(3)	Avram Glazer and Leonard DiSalvo also beneficially own 137,272 and 218,666 shares, respectively, of common stock of Zap.Com’s parent company Zapata Corporation. These amounts include 107,672 and 218,666 shares, respectively, subject to options exercisable within 60 days of April 18, 2006.

(4)	Includes 121,666 options exercisable within 60 days of April 18, 2006.
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Board of Directors has selected the firm of PricewaterhouseCoopers LLP to act as the Company’s independent auditors and to conduct an audit, in accordance with auditing standards generally accepted in the United States of America, of the Company’s financial statements for the fiscal year ending December 31, 2006.
      The Board of Directors considers PricewaterhouseCoopers LLP to be well qualified. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as independent auditors. This selection is being submitted for ratification at the meeting.
      The affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting and entitled to vote is required for such ratification. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE BOARD’S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
      Our Board of Directors’ policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors, PricewaterhouseCoopers LLP. Our Board of Directors pre-approved all such audit and non-audit services provided by the independent auditors. In 2005 and 2004, the Company did not engage PricewaterhouseCoopers LLP to provide any non-audit services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

	Year Ended	Year Ended
	December 31, 2005	December 31, 2004

Audit Fees	$29,750	$31,400
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

HOUSEHOLDING
      The SEC allows the Company to deliver a single information statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, Zap.Com and banks and brokerage firms that hold your shares have delivered only one information statement and annual report to multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the information statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the information statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Vice-President Finance and Chief Financial Officer, Zap.Com Corporation, 100 Meridian Centre, Suite 350, Rochester, New York 14618, (585) 242-2000. Stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting the Company in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the information statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
OTHER MATTERS
      As of the date of this Information Statement, the Board of Directors knows of no other matter to be presented at the Annual Meeting.

By Order of the Board of Directors,

AVRAM A. GLAZER,
President and Chief Executive Officer
Rochester, New York
April 24, 2006